UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

WARI, INC.
(Exact name of registrant as specified in its charter)

CHEETAH ENTERPRISES, INC.
(former name of registrant0

Nevada	000-55667	37-1763227
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1717 Pennsylvania Avenue NW

Washington, D.C. 20006

(Address of Principal Executive Office) (Zip Code)

(202) 559-9196

(Registrant’s telephone number, including area code)

Suite #310 - 1922 9th Avenue, Seattle, Washington 98101

(registrant’s previous address)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 28, 2018, upon receiving the approval of the Board of Directors and Wari, LLC, the Registrant’s majority shareholder by owning 16,995,000 of the Registrant’s 20,691,050 issued and outstanding shares (82.14%) the Registrant filed an Amended and Restated Articles of Incorporation, which approved:

(a)	A change of the Registrant’s corporate name from Cheetah Enterprises, Inc. to Wari, Inc.; and

(b)	An increase in the Registrant’s authorized common shares from 125,000,000 to 900,000,000, par value $.001 per share, and an increase in the Registrant’s authorized preferred shares from 10,000,000 to 100,000,000, par value $.001 per share. No preferred shares have been issued.

On June 29, 2018, the Registrant submitted an application to FINRA, to change the Registrant’s trading symbol from CHTA to WARI. That application is pending.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Registrant hereby incorporates by reference the information provided in Item 5.03 immediately above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

8.01	Amended and Restated Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEETAH ENTERPRISES, INC.

Dated: July 17, 2018	/s/ Amadou Diop
Amadou Diop, President

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